                                                                   EXHIBIT 10.22

$750,000.60                                                   September 13, 1999
                                                    Newtown Square, Pennsylvania


                      Naviant Technology Solutions, Inc.


                       NOTE SECURED BY PLEDGE AGREEMENT


          FOR VALUE RECEIVED, Charles W. Stryker ("Maker") promises to pay to the order of Naviant Technology Solutions, Inc. (the "Corporation"), at its corporate offices at 14 Campus Blvd., Suite 200, Newtown Square, Pennsylvania 19073 the principal sum of Seven Hundred Fifty Thousand Dollars and 60/100's ($750,000.60), together with all accrued interest thereon, upon the terms and conditions specified below.

          1.   Principal.  The principal balance of this Note shall become due
               ---------
and payable on September 13, 2001 subject to acceleration pursuant to paragraph 4 hereof.

          2.   Interest.  Interest shall accrue on the unpaid balance
               --------
outstanding from time to time under this Note at the rate of 5.42% per annum, compounded annually. Accrued interest shall be payable on the principal due date.

          3.   Payment. Payment shall be made in lawful tender of the United
               -------
States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

          4.   Events of Acceleration. The entire unpaid principal balance of
               ----------------------
this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

               A. the expiration of the 30-day period following the date the Maker ceases for any reason to remain in the Corporation's employ; or

               B. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of any federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 30 days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker; or

               C. the occurrence of any event of default under the Pledge Agreement securing this Note or any obligation secured thereby.

          5.   Special Acceleration Events. In the event the Maker sells or
               ---------------------------
otherwise transfers for value one or more shares of the Corporation's Series C Convertible Redeemable Preferred Stock or any or all of the Warrant to purchase the Corporation's Common Stock (together, the "Securities") purchased with the proceeds of this Note, then any unpaid portion of the principal balance of this Note, up to the amount of value received for such Securities, shall

$750,000.60                                                   September 13, 1999
                                                    Newtown Square, Pennsylvania

become immediately due and payable, together with all accrued and unpaid interest on that principal portion.

          6.   Employment. For purposes of applying the provisions of this Note,
               ----------
the Maker shall be considered to remain in the Corporation's employ for so long as the Maker renders services as a full-time employee of the Corporation, any successor entity or one or more of the Corporation's 50%-or-more owned subsidiaries.

          7.   Security; Use of Proceeds. The proceeds of the loan evidenced by
               -------------------------
this Note shall be applied solely to the payment of the purchase price of the Securities, and payment of this Note shall be secured by a pledge of the Securities, and other assets with the Corporation pursuant to the Pledge Agreement to be executed this date by the Maker. The Maker, however, shall remain personally liable for payment of this Note and assets of the Maker, in addition to the collateral under the Pledge Agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

          8.   Collection. If action is instituted to collect this Note, the
               ----------
Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

          9.   Waiver. A waiver of any term of this Note, the Pledge Agreement
               ------
or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms. No delay by the Corporation in acting with respect to the terms of this Note or the Pledge Agreement shall constitute a waiver of any breach, default, or failure of a condition under this Note, the Pledge Agreement or the obligations secured thereby.

          The Maker waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

          10.  Conflicting  Agreements.  In the event of any inconsistencies
               -----------------------
between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

          11.  Governing Law. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH
               -------------
THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT RESORT TO CONFLICT-OF-LAWS RULES.

                                                 MAKER:
                                                 -----

                                                 /s/ Charles W. Stryker
                                                 ----------------------------
                                                 Charles W. Stryker

                      Naviant Technology Solutions, Inc.

                               PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (this "Agreement") made as of this 13th day of September, 1999 by and between Naviant Technology Solutions, Inc., a Delaware corporation (the "Corporation") and Charles W. Stryker ("Pledgor").

                                   RECITALS

          A. In connection with the purchase of 555,556 shares of the Corporation's Series C Convertible Redeemable Preferred Stock and a warrant to purchase certain shares of the Corporation's Common Stock (collectively, the "Purchased Securities") on the date of this Agreement from the Corporation, Pledgor has issued that certain promissory note (the "Note") dated September 13, 1999 payable to the order of the Corporation, in the principal amount of Seven Hundred Fifty Thousand Dollars and 60/100's ($750,000.60). The Purchased Securities and any Common Stock issued or issuable thereof or any shares given in exchange therefor shall be, collectively, the "Securities."

          B. The Note is secured by the Purchased Securities and other collateral upon the terms set forth in this Agreement.

          NOW, THEREFORE, it is hereby agreed as follows:

               1.   Grant of Security Interest.  Pledgor hereby grants the
                    --------------------------
Corporation a security interest in, and assigns, transfers to and pledges with the Corporation, the following securities and other property (collectively, the "Collateral"):

                    (i) the Purchased Securities delivered to and deposited with the Corporation as collateral for the Note;

                    (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the Purchased Securities which are to be delivered to and deposited with the Corporation pursuant to the requirements of Paragraph 3 of this Agreement;

                    (iii) any and all other property and money which is delivered to or comes into the possession of the Corporation pursuant to the terms of this Agreement;

                    (iv) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i), (ii) or (iii) above; and

                    (v) all of Pledgor's tangible and intangible personal property, cash on hand and cash in and deposits with banks or other financial institutions, whether now owned or hereafter acquired, and all other real, personal and mixed (tangible and intangible) property of every character and wherever situated, now owned and hereafter acquired by Pledgor.

               2.   Warranties.  Pledgor hereby warrants that Pledgor is the
                    ----------
owner of the Collateral and has the right to pledge the Collateral and that the Collateral, other than Collateral described only by item (v) above, is free from all liens, adverse claims and other security interests (other than those created hereby).

               3.   Duty to Deliver.  Any new, additional or different
                    ---------------
securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral specified in
Section 1(i) - 1(iv) above by reason of (i) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Series C Convertible Redeemable Preferred Stock or Common Stock as a class without the Corporation's receipt of consideration or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Corporation shall, upon receipt by Pledgor be promptly delivered to and deposited with the Corporation as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly-endorsed stock power assignments.

               4.   Payment of Taxes and Other Charges.  Pledgor shall pay,
                    ----------------------------------
prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Pledgor's failure to do so, the Corporation may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the Federal tax laws.

               5.   Shareholder Rights.  So long as there exists no event of
                    -------------------
default under Paragraph 10 of this Agreement, Pledgor may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other shareholder materials pertaining to the Collateral.

               6.   Rights and Powers of Corporation.  The Corporation may,
                    --------------------------------
without obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the Collateral specified in Section 1(i) - 1(iv) above

                    (i) subject to the applicable limitations of Paragraph 9, accept in its discretion other property of Pledgor in exchange for all or part of the Collateral and release Collateral to Pledgor to the extent necessary to effect such exchange, and in such event the other property received in the exchange shall become part of the Collateral hereunder;

                    (ii) perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

                    (iii) transfer record ownership of the Collateral to the Corporation or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, provided and only if there
                                                  -------- --- ---- --
     exists at the time an outstanding event of default under Paragraph 10 of this Agreement. Any cash sums which the Corporation may so receive shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Corporation deems appropriate. Any remaining cash shall be paid over to Pledgor.

          Any action by the Corporation pursuant to the provisions of this Paragraph 6 may be taken without notice to Pledgor. Expenses reasonably incurred in connection with such action shall be payable by Pledgor and form part of the indebtedness secured hereunder as provided in Paragraph 12.

               7.   Care of Collateral.  The Corporation shall exercise
                    ------------------
reasonable care in the custody and preservation of the Collateral. However, the Corporation shall have no obligation to (i) initiate any action with respect to, or otherwise inform Pledgor of, any conversion, call, exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral, (ii) preserve the rights of Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (iii) take any action with respect to the Collateral requested by Pledgor unless the request is made in writing and the Corporation determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and other indebtedness secured hereunder.

          Subject to the limitations of Paragraph 9, the Corporation may at any time release and deliver all or part of the Collateral to Pledgor, and the receipt thereof by Pledgor shall constitute a complete and full acquittance for the Collateral so released and delivered. The Corporation shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.

               8.   Transfer of Collateral.  In connection with the transfer or
                    ----------------------
assignment of the Note (whether by negotiation, discount or otherwise), the Corporation may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Corporation hereunder with respect to the Collateral so transferred. Upon such transfer, the Corporation shall be fully discharged from all liability and responsibility for the transferred Collateral.

               9.   Release of Collateral.  Provided all indebtedness secured
                    ---------------------
hereunder (other than payments not yet due and payable under the Note) shall at the time have been paid in full and there does not otherwise exist any event of default under Paragraph 10, the Purchased Securities, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor in accordance with the following provisions:

                    (i) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date, one or more of the Purchased Securities held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(iii) and 9(v) below) be released to Pledgor within thirty (30) days after such payment or prepayment. The number of the shares to be so released shall be equal to the number obtained by multiplying (i) the total number of Purchased Securities held under this Agreement at the time of the payment or prepayment, by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released.

                    (ii) Any additional Collateral which may hereafter be pledged and deposited with the Corporation (pursuant to the requirements of Paragraph 3) with respect to the Purchased Securities shall be released at the same time the particular shares of Series C Convertible Redeemable Preferred Stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 9(i).

                    (iii) Under no circumstances, however, shall any Purchased Securities or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder. In addition, in no event shall any Purchased Securities or other Collateral be released pursuant to the provisions of Paragraph 9(i) or 9(ii) if, and to the extent, the fair market value of the Securities and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accrued interest under the Note.

                    (iv) For all valuation purposes under this Agreement, the fair market value per share of Securities on any relevant date shall be determined in accordance with the following provisions:

                           (A) If the Securities are at the time traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Securities on the date in question, as such prices are reported by the National Association of Securities Dealers on its Nasdaq system or any successor system. If there is no reported closing selling price for the Securities on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                           (B) If the Securities are at the time listed on the American Stock Exchange or the New York Stock Exchange, then the fair market value shall be the closing selling price per share of Securities on the date in question on the securities exchange serving as the primary market for the Securities, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Securities on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                              (C) If the Securities are at the time neither listed on any securities exchange nor traded on the Nasdaq National Market, the fair market value shall be determined by the Corporation's Board of Directors after taking into account such factors as the Board shall deem appropriate.

                         (v) In the event the Collateral becomes in whole or in part comprised of "margin securities" within the meaning of Section 207.2(i) of Regulation G of the Federal Reserve Board, then no Collateral shall thereafter be substituted for any Collateral under the provisions of Paragraph 6(i) or be released under Paragraph 9(i) or (ii), unless there is compliance with each of the following additional requirements:

                              (A) The substitution or release must not increase the amount by which the indebtedness secured hereunder at the time of such substitution or release exceeds the maximum loan value (as defined below) of the Collateral immediately prior to such substitution or release.

                              (B) The substitution or release must not cause the amount of indebtedness secured hereunder at the time of such substitution or release to exceed the maximum loan value of the Collateral remaining after such substitution or release is effected.

                              (C) For purposes of this Paragraph 9(v), the maximum loan value of each item of Collateral shall be determined on the day the substitution or release is to be effected and shall, in the case of the shares of Securities and any additional Collateral (other than margin securities), equal the good faith loan value thereof (as defined in Section 207.2(e)(1) of Regulation G) and shall, in the case of all margin securities (other than the Securities), equal fifty percent (50%) of the current market value of such Securities.

               10.  Events of Default.  The occurrence of one or more of the
                    -----------------
following events shall constitute an event of default under this Agreement:

                    (i) the failure of Pledgor to pay, when due under the Note, any installment of principal or accrued interest after any grace period set forth in the Note has expired, if any; or

                    (ii) the occurrence of any other acceleration event specified in the Note; or

                    (iii) the failure of Pledgor to perform any obligation imposed upon Pledgor by reason of this Agreement; or

                    (iv) the breach of any warranty of Pledgor contained in this Agreement.

          Upon the occurrence of any such event of default, the Corporation may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the Pennsylvania Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

          Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by the Corporation in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to Pledgor. However, in the event such proceeds prove insufficient to satisfy all obligations of Pledgor under the Note, then Pledgor shall remain personally liable for the resulting deficiency.

               11.  Other Remedies.  The rights, powers and remedies granted to
                    --------------
the Corporation pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Corporation under any statute or rule of law. Any forbearance, failure or delay by the Corporation in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Corporation under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Corporation.

               12.  Costs and Expenses.  All costs and expenses (including
                    ------------------
reasonable attorneys fees) incurred by the Corporation in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a personal liability of Pledgor payable immediately upon demand and bearing interest until paid at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Corporation and compensation income to Pledgor under the federal tax laws.

               13.  Applicable Law.  This Agreement shall be governed by and
                    --------------
construed in accordance with the laws of the Commonwealth of Pennsylvania without resort to that its conflict-of-laws rules.

               14.  Successors.  This Agreement shall be binding upon the
                    ----------
Corporation and its successors and assigns and upon Pledgor and the executors, heirs and legatees of Pledgor's estate.

               15.  Severability.  If any provision of this Agreement is held to
                    ------------
be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

          IN WITNESS WHEREOF, this Agreement has been executed by Pledgor and the Corporation on this 13th day of September, 1999.



                                         PLEDGOR:
                                         --------





                                         ______________________________
                                         Charles W. Stryker




                                         CORPORATION:
                                         ------------

                                         Naviant Technology Solutions, Inc.


                                         By:  ________________________
                                              William Tobia
                                              Chief Financial Officer